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                                                                   Exhibit 10.43

                                 PROMISSORY NOTE

U.S.$630,000                                          Redwood City, California
                                                      June 24, 2002


         For value received, the undersigned (collectively, "Borrowers") jointly and severally promise to pay to the order of Deltagen, Inc., a Delaware corporation ("Payee"), located at 740 Bay Rd, Redwood City, California, 94063 or at such a place as Payee may designate in writing, the sum of Six Hundred Thirty Thousand United States Dollars (U.S. $630,000).

         This Promissory Note is made and executed by Borrowers pursuant to a certain written Loan Agreement ("Agreement") between Payee and Borrowers dated June 24, 2002, all of the provisions of which are incorporated herein by this reference, and is subject to all terms and provisions thereof, including specifically the provisions of Paragraphs 1 and 2 thereof which provide, inter alia, (a) the date upon which this Promissory Note matures and becomes due and payable, and (b) the date and conditions upon which this Promissory Note will bear interest, the amount thereof and the payment due dates with respect to principal and interest. Borrowers jointly and severally agree to all such incorporated provisions and that the covenants on the part of Borrowers to be performed pursuant to said Agreements constitute covenants on the part of the Borrowers to be performed hereunder.

         This Promissory Note is secured by a Deed of Trust covering certain improved real property as more particularly described in the Agreement ("Real Property"), such Deed of Trust being subject to and subordinate under a certain Bridge Note described in the Agreement. In the event that Borrowers at any time prior to payment and discharge in full of this Promissory Note shall, with the exception of such Bridge Note, sell, encumber, convey, or alienate the Real Property or any part thereof, or any interest therein, or shall be divested of title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of Payee being first had and obtained, Payee shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations hereunder, irrespective of the maturity date hereof, immediately due and payable.

         Except as otherwise prohibited by law, the Borrowers hereby expressly waive presentment, demand for payment, dishonor, protest, notice of protest and any other formality. Borrowers jointly and severally promise to pay all costs of enforcement hereof, including attorneys' fees.

                                                   /s/ Michael Sember
                                                   -----------------------------
                                                   EMPLOYEE NAME


                                                   /s/ W. Kay Sember
                                                   -----------------------------
                                                   SPOUSE NAME